Exhibit 4.19

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into as of December 11, 2013, by and among Scorpio Bulkers Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the “Company”), and Galahad Securities Limited, a limited liability company incorporated in the British Virgin Islands (the “Investor” and, together with any permitted transferee or assignee under Section 15 of this Agreement, the “Investors”).

WHEREAS, the Company conducted a private placement (the “Private Placement”) of its Common Shares (as defined below) in a transaction exempt from the registration requirements of the Securities Act (as defined below), and the Investor purchased 10,863,500 Common Shares in the Private Placement pursuant to the Application Agreement dated October 31, 2013 (the “Application Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Application Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.                  Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Application Agreement” has the meaning set forth in the recitals.

“Board” means the board of directors of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Shares”  means the common shares, par value $0.01 per share, of the Company and any securities into which such Common Shares shall have been changed, or any securities (including securities that may be issued by another Person) resulting from any reclassification, recapitalization, reorganization, merger, exchange transaction or similar transactions with respect to such Common Shares.

“Company” has the meaning set forth in the preamble.

“Company Shares” means the Common Shares held by the Investor immediately following the closing of the Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Exchange Offer” means an exchange offer pursuant to the Securities Act pursuant to which the Company shall offer to exchange the Common Shares issued in the Private Placement for identical Common Shares registered under the Securities Act and qualified for listing on the New York Stock Exchange or the Nasdaq Stock Market LLC.

“Filing Date” means, with respect to the Shelf Registration Statement required pursuant to the first sentence of Section 2, the 30th day following the Company’s receipt of the Registration Request, provided, further, that if the Filing Date falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Date shall be extended to the next Business Day on which the Commission is open for business.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities) over a period not to exceed 48 hours and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Investors” has the meaning set forth in the preamble.

“Initial Public Offering” means a public offering pursuant to an effective registration statement under the Securities Act, of Common Shares of the Company qualified for listing on the New York Stock Exchange or the Nasdaq Stock Market LLC.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses included (or deemed included) in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means any Company Shares and any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, such Company Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange transaction, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement (it being understood that participation by the Investor in the Exchange Offer shall not qualify as a “disposition” for purposes of this clause), (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) all such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and when all restriction legends, restricted designations and stop transfer or similar restrictions are removed therefrom or (iv) such securities shall have ceased to be outstanding.

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“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

“SEC Guidance” means (i) any publicly available written or oral questions and answers, guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 7.

“Short-Form Registrations” has the meaning set forth in Section 3.

“underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

2.                  Shelf Registration.

(a)                At any time after the earlier of the commencement of the Exchange Offer or the closing of the Initial Public Offering, the Investors may request in writing (the “Registration Request”) registration under the Securities Act of all or any portion of their Registrable Securities. On or prior to the Filing Date, the Company shall prepare and file with the Commission a Shelf Registration Statement covering the resale of such number of Registrable Securities included in the Registration Request. In addition, upon the written request of an Investor, the Company shall promptly prepare and file with the Commission a Shelf Registration Statement covering the resale of all other Registrable Securities beneficially owned by such Investor; provided, that, notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to prepare and file any such Shelf Registration Statement covering such Registrable Securities (x) more than once per calendar quarter or (y) if the Registrable Securities to be covered by such Shelf Registration Statement represent less than one percent (1%) of the then-outstanding Company Shares. The Shelf Registration Statements described in this Section 2(a) shall relate to the offer and sale of the Registrable Securities by the Investors thereof from time to time in accordance with the methods of distribution set forth in the applicable Shelf Registration Statement (including any plan of distribution that the Investors may request from time to time, an initial form of which is attached hereto as Exhibit A) and Rule 415 under the Securities Act, together with any Registration Statement to replace such Registration Statement upon expiration thereof, if any (hereinafter the “Shelf Registration Statement”). Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause each such Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its reasonable best efforts to address any comments from the Commission regarding such Shelf Registration Statement and to advocate with the Commission for the registration of all Registrable Securities in accordance with SEC Guidance. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on any Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”) or otherwise, such Shelf Registration Statement shall register the resale of a number of Company Shares which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 2, the Company shall continue to use its reasonable best efforts to register all remaining Registrable Securities as set forth in this Section 2. In such event, the number of Registrable Shares to be registered for the Investors in the applicable Shelf Registration Statement shall be reduced pro rata among all Investors. The Company shall continue to use its reasonable best efforts to register all remaining Registrable Securities as promptly as practicable in accordance with the applicable rules, regulations and SEC Guidance.

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(b)               Suspension of Registration. If the Company shall furnish to the Investors a certificate signed by a senior executive officer of the Company stating that the continued use of a Shelf Registration Statement filed pursuant to Section 2(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of such Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Investors, shall not be permitted to exercise aggregate Shelf Suspensions more than four times, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided, further, that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Investor agrees that, upon delivery of any certificate by the Company set forth in the first sentence of this Section, such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Shelf Registration Statement until the Company informs such Investor that the Shelf Suspension has been terminated.  Each Investor shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Investor’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Investor with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Investor, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation and (E) for disclosure to any other Investor.  In the case of a Shelf Suspension, the Investors agree to suspend use of the applicable Prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above.  The Company shall immediately notify the Investors upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus and any issuer free writing prospectus as so amended or supplemented as the Investors may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to each Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Investor.

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(c)                Shelf Take-Downs.

(i)                 An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by an Investor (an “Initiating Shelf Take-Down Investor”).

(ii)               Subject to Section 2(a), if the Initiating Shelf Take-Down Investor elects by written request to the Company, a Shelf Take-Down shall be in the form of an underwritten offering, the Company shall amend or supplement the applicable Shelf Registration Statement for such purpose as soon as practicable. Such Initiating Shelf Take-Down Investor shall have the right to select the managing underwriter or underwriters, subject to the Company’s consent which shall not be unreasonably withheld, to administer such offering.

(d)               The Investor shall be entitled to request an aggregate of four (4) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement and/or a Short-Form Registration; provided, however, that the Investor shall be entitled to request no more than two (2) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement or a Short-Form Registration in any 12 month period that require involvement by management of the Company in roadshow or similar marketing activities and in no event shall the Company be obligated to take any action to (i) effect more than one underwritten offering in any consecutive 90-day period or (ii) effect any underwritten shelf take-down unless the Investor initiating such take-down proposes to sell Registrable Securities in an amount of at least 1% of the then outstanding Common Shares or 100% of the Registrable Securities. If the Investor requests a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith. An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Full Cooperation in connection therewith. Except as provided in Section 2(d), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

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3.                  Short-Form Registration. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3 or Form S-3, the Company shall use its best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form F-3, Form S-3 or any successor form thereto and each holder of Registrable Securities shall have the right to request an unlimited number of registrations of all or any portion of its Registrable Securities on Form F-3 or Form S-3 or any similar short-form registration (each a “Short-Form Registration”). Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form F-3 or Form S-3 (or any successor form) to be filed with the Commission within thirty (30) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

4.                  Piggyback Registration.

(a)                Whenever the Company proposes to register any Common Shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Forms F-4, S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 4(b) and Section 4(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within ten (10) days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

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(b)               If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company where the primary use of proceeds does not include the repurchase, redemption, subscription or retirement of 5% or more of the Common Shares then outstanding (a “Stock Repurchase”) and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per Common Share to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares that the Company proposes to sell; (ii) second, the number of Common Shares requested to be included therein by holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of Common Shares requested to be included therein by holders of Common Shares (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c)                If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Shares other than Registrable Securities or on behalf of the Company where the use of proceeds includes a Stock Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per Common Share to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of Common Shares (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of Common Shares requested to be included therein by other holders of Common Shares, allocated among such holders in such manner as they may agree.

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(d)               If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

5.                  No Lock-up. The Company acknowledges and agrees that the Investor is not obligated hereunder or otherwise to enter into a lock-up agreement restricting the transfer of Common Shares in connection with the Initial Public Offering.

6.                  Registration Procedures. If and whenever the holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a)                subject to Section 2(a), prepare and file a Registration Statement with the Commission within thirty (30) days after the date on which the Company receives the Registration Request and use its commercially reasonable best efforts to cause such Registration Statement to become effective;

(b)               except as provided herein, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective under the Securities Act until all Registrable Shares covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144; (ii) become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and when all restriction legends, restricted designations and stop transfer or similar restrictions are removed therefrom; or (iii) shall have ceased to be outstanding;

(c)                at such time as any Registrable Securities may be sold pursuant to Rule 144 in satisfaction of the conditions set forth in Section 6(b)(ii), remove any restrictive legends or transfer restrictions with respect to such Registrable Securities;

(d)               within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel for the holders of Registrable Securities participating in such registration copies of such documents proposed to be filed with the Commission, which documents shall be subject to the review, comment and reasonable approval of such counsel;

(e)                notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

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(f)                furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(g)               use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(g);

(h)               notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(i)                 in connection with each Fully Marketed Underwritten Offering requested by the Investor under Section 2(a), cause there to occur Full Cooperation and, in all other cases, enter into such customary agreements and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, signing an underwriting agreement in customary form, providing customary legal opinions and causing auditors to delivery customary comfort letters, allowing for Investor or underwriter due diligence and preparing any prospectus supplement if necessary;

(j)                 make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and customary in such a transaction;

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(k)               provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(l)                 use its commercially reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange or the Nasdaq Stock Market LLC;

(m)             otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act; and

(n)               furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(o)               without limiting Section 6(g) above, use its commercially reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(p)               notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(q)               advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

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(r)                 to the extent deemed to be an underwriter or a controlling person of the Company, to permit such holders of Registrable Securities and any underwriter to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder or underwriter and its counsel should be included;

(s)                otherwise use its commercially reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

7.                  Expenses. All expenses (other than Selling Expenses) incurred by the Company and the Investors in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and fees and expenses of one counsel for the holders of Registrable Securities participating in such registration, shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

8.                  Indemnification.

(a)                The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information relating to such holder furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has made available or furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

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(b)               In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission related to such holder and is contained in any information or affidavit so furnished in writing by such holder expressly for use in the Registration Statement; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

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(c)                Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)               If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

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9.                  Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.              Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or Form S-3 (or any successor form), the Company shall:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of any Registration Statement;

(b)               use commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(c)                furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

11.              Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

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12.              Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 7 and Section 8 shall survive any such termination.

13.              Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Scorpio Bulkers Inc. 9, Boulevard Charles III MC 98000 Monaco Facsimile: 011 377 92 05 70 45 Attention: General Counsel E-mail: legal@scorpiogroup.net
with a copy to:	Seward & Kissel LLP One Battery Park Plaza New York, New York, 10004 Facsimile: (212) 480-8421 Attention: Edward S. Horton E-mail: Horton@sewkis.com
If to the Investor:

Galahad Securities Limited

c/o Level 3, Legatum Plaza

Dubai International Financial Centre

PO Box 506625

Dubai

UAE

Facsimile: +971 4 317 5811

Attention: Rob Vickers, SVP – Legal

Email: rob.vickers@legatum.com

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with a copy to:	Skadden Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 Facsimile: (212) 735-2000 Attention: Richard J. Grossman E-mail: Richard.Grossman@skadden.com

14.              Entire Agreement. This Agreement, together with the Application Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Application Agreement, the terms and conditions of this Agreement shall control.

15.              Successors and Permitted Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Investors may not assign their rights hereunder without the prior written consent of the Company, provided, that each Investor may assign its rights hereunder to any Person which is a purchaser or transferee of Registrable Securities constituting 5% or more of the Common Shares outstanding on the date of the assignment, or to any Affiliate of such Investor; provided, that (i) the Company is furnished a written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. If the Registrable Securities are converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Investor or a permitted transferee, shall further evidence such obligation by executing and delivering to the Investor and such transferee a written agreement to such effect in form and substance satisfactory to the Investor.

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16.              Conversion or Exchange of Other Securities. If the Investor offers Registrable Securities pursuant to an underwritten offering by forward sale or any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4 of this Agreement.

17.              No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and the indemnified parties referred to in Section 8 hereof and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

18.              Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

19.              Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.              Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

21.              Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

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22.              Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23.              Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 23.

24.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SCORPIO BULKERS INC.
By: /s/ Luca Forgione Name: Luca Forgione Title: General Counsel

GALAHAD SECURITIES LIMITED
By: /s/ Mark Stoleson Name: Mark Stoleson Title: Director

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Exhibit A

PLAN OF DISTRIBUTION

The Company is registering the common shares covered by this prospectus for the selling shareholder. As used in this prospectus, “selling shareholder” includes the donees, transferees, pledgees or others who may later hold the selling shareholder’s interests. Pursuant to a registration rights agreement, dated as of December 11, 2013, the Company agreed to register the common shares owned by the selling shareholder and to indemnify the selling shareholder against certain liabilities related to the selling of the common shares, including liabilities arising under the Securities Act. Under the registration rights agreement, the Company also agreed to pay the costs and fees of registering the common shares; however, the selling shareholder will pay any brokerage commissions or underwriting discounts relating to the sale of the common shares.

The selling shareholder may sell the common shares being offered hereby in one or more of the following ways at various times:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The selling shareholder may offer its common shares in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement.

The selling shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the common shares on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common shares will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common shares by the selling shareholder may also be effected through the issuance by the selling shareholder or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

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In addition, the selling shareholder may sell some or all of the common shares covered by this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling shareholder may also enter into hedging transactions. For example, the selling shareholder may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from the selling shareholder to close out its short positions;

•	sell common shares short itself and redeliver such shares to close out its short positions;

•	enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, the selling shareholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from the selling shareholder or others to settle such sales and may use securities received from the selling shareholder to close out any related short positions. The selling shareholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

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The applicable prospectus supplement will set forth the terms of the offering of the common shares covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

•	the public offering price of the common shares and the proceeds to the selling shareholder and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling shareholder may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholder may allow other broker-dealers to participate in resales. The selling shareholder and any broker-dealers involved in the sale or resale of the common shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling shareholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

In addition to selling its common shares under this prospectus, the selling shareholder may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the Securities Act;

•	transfer its common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell its common shares by any other legally available means.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by any selling shareholder for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act.  If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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